Exhibit 99.1
Performant Financial Corporation Announces Financial Results for First Quarter 2022
Livermore, Calif., May 9, 2022 - Performant Financial Corporation (Nasdaq: PFMT), (the "Company"), a leading provider of technology-enabled audit, recovery, and related analytics services in the United States with a focus in the healthcare payment integrity services industry, today reported the following financial results for its first quarter ended March 31, 2022:

First Quarter Financial Highlights

•Total revenues of $27.1 million, compared to revenues of $31.4 million in the prior year period.
•Healthcare revenues of $23.4 million, compared to $13.3 million in the prior year period, an increase of 76%
•Net loss of approximately $1.7 million, or $(0.02) per diluted share, compared to net loss of $4.4 million, or $(0.08) per diluted share, in the prior year period.
•Adjusted net loss was $1.1 million, or $(0.02) per diluted share, compared to adjusted net loss of $2.8 million, or $(0.05) per diluted share, in the prior year period.
•Adjusted EBITDA of $0.3 million, compared to $(0.2) million in the prior year period.

First Quarter 2022 Results
Total revenues in the first quarter were $27.1 million, a decrease of $4.3 million, or 14% from revenues of $31.4 million in the prior year period. Excluding the $14.5 million that we reported in the first quarter of 2021 from our shuttered Recovery markets business, total revenues grew over 60% year-over-year. Healthcare revenues in the first quarter of 2022 were $23.4 million, an increase of $10.1 million, or 76%, from revenues of $13.3 million in the prior year period. Within Healthcare, claims-based services revenue in the first quarter of 2022 was $9.1 million, while revenue from eligibility-based services in the first quarter was $14.2 million.
“In the first quarter we reported our strongest ever first quarter for healthcare revenues driven by the continued growth from our fully implemented SOWs as well as the contribution from some of the 33 program implementations that we've announced over the past five quarters,” stated Simeon Kohl, President of Performant. “In addition, we were awarded the HHS OIG IDIQ Contract for Medical Review and Consultative Services as well as the award for Region 2 of the Medicare Fee for Service Recovery Audit Program, but we anticipate a delay before the latter contract kicks off as the award is currently under review by CMS related to the incumbent contractor’s protest.”
Recovery revenues in the first quarter were $0.1 million, a decrease of $14.4 million, or 99%, from revenues of $14.5 million in the prior year period. Revenues from our Customer Care / Outsourced Services in the first quarter were $3.6 million, flat when compared to the prior year period.
Net loss for the first quarter was $1.7 million, or $(0.02) per share on a diluted basis, compared to a net loss of $4.4 million, or $(0.08) per share on a diluted basis, in the prior year period. Adjusted net loss for the first quarter was $1.1 million, or $(0.02) per share on a diluted basis, compared to adjusted net loss of $2.8 million, or $(0.05) per diluted share, in the prior year period. Adjusted EBITDA for the first quarter was $0.3 million as compared to $(0.2) million in the prior year period.
As of March 31, 2022, the Company had cash, cash equivalents, and restricted cash of approximately $19.6 million.
“Given our achievements in the first quarter and known opportunities ahead of us that we believe we can execute upon, we are quite pleased with how we are tracking toward both the current year expectations and more importantly, our long term goals. We remain optimistic about improving trends in core utilization and the return to normal from COVID but acknowledge that COVID variant uncertainty and uncertainty in the macro affairs of an ever connected world may impact utilization rates. That said, we are pleased to amend our current views on Healthcare revenue and believe that we can achieve $92-$96MM in Healthcare market revenues in 2022, with Customer Care market revenues being flat to slightly down. We are leaving our EBITDA guidance intact at $2-$4 million for 2022 until we can gain further clarity on the timing and ramp-speed of the RAC Region 2 contract to provide a more informed update,” stated Rohit Ramchandani, Senior Vice President of Finance and Strategy at Performant.

Note Regarding Use of Non-GAAP Financial Measures
In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.
Earnings Conference Call
The Company will hold a conference call to discuss its first quarter 2022 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 844-826-3033 (domestic) or 412-317-5185 (international).
A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 10166578. The telephonic replay will be available approximately three hours after the call, through May 16, 2022.
About Performant Financial Corporation
Performant is a leading provider of technology-enabled audit, recovery, and analytics services in the United States with a focus in the healthcare payment integrity industry. Performant works with healthcare payers through claims auditing and eligibility-based (also known as coordination-of-benefits) services to identify improper payments. The Company engages clients in both government and commercial markets. The Company also has a call center which serves clients with complex consumer engagement needs. Clients of the Company typically operate in complex and highly regulated environments and contract for their payment integrity needs in order to reduce losses on improper healthcare payments.
Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's outlook for revenues, net income (loss), and adjusted EBITDA in 2022 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the material adverse impact of the COVID-19 pandemic on the Company's business, results of operations and financial condition as well as on the business operations and financial performance of many of its customers, that the Company faces a long period to implement a new contract which may result in the incurring of expenses before the receipt of revenues from new client relationships, that downturns in domestic or global economic conditions and other macroeconomic factors could harm the Company’s business and results of operations, that the Company may not have sufficient cash flows from operations to fund ongoing operations and other liquidity needs, that the high level of revenue concentration among the Company's largest customers and any termination in the Company’s relationship with any of its significant clients would result in a material decline in revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice, that the Company may not be able to manage its potential growth effectively, that the Company faces significant competition in all of its markets, that limitations on the scope of the Company's audit activity under its claims audit contracts may reduce revenue opportunities, that the U.S. federal government accounts for a significant portion of the Company's revenues, that the Company’s indebtedness could adversely affect its business and financial condition and could reduce the funds available for other purposes and the failure to comply with covenants contained in its credit agreement could result in an event of default that could adversely affect its results of operations, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2021 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.
Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	March 31, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,432	$17,347
Restricted cash	2,203	2,203
Trade accounts receivable, net of allowance for doubtful accounts of $29 and $—, respectively	19,837	20,808
Contract assets	8,875	8,113
Prepaid expenses and other current assets	3,941	3,077
Income tax receivable	3,085	3,159
Total current assets	55,373	54,707
Property, equipment, and leasehold improvements, net	15,306	15,708
Goodwill	47,372	47,372
Right-of-use assets	2,760	3,235
Other assets	965	963
Total assets	$121,776	$121,985
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable, net of unamortized debt issuance costs of $13 and $11, respectively	$612	$489
Accrued salaries and benefits	5,935	8,476
Accounts payable	1,191	1,124
Other current liabilities	1,762	3,732
Contract liabilities	773	634
Estimated liability for appeals and disputes	1,471	1,190
Lease liabilities	1,528	1,862
Total current liabilities	13,272	17,507
Notes payable, net of current portion and unamortized debt issuance costs of $392 and $416, respectively	18,858	19,084
Lease liabilities	1,601	1,803
Other liabilities	1,174	1,168
Total liabilities	34,905	39,562
Commitments and contingencies (note 3 and note 4)
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at March 31, 2022 and December 31, 2021 respectively; issued and outstanding 73,144 and 69,281 shares at March 31, 2022 and December 31, 2021, respectively	7	7
Additional paid-in capital	139,783	133,662
Accumulated deficit	(52,919)	(51,246)
Total stockholders’ equity	86,871	82,423
Total liabilities and stockholders’ equity	$121,776	$121,985

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues	$27,083	$31,390
Operating expenses:
Salaries and benefits	20,439	24,090
Other operating expenses	8,131	10,356
Total operating expenses	28,570	34,446
Loss from operations	(1,487)	(3,056)
Interest expense	(155)	(1,346)
Loss before provision for income taxes	(1,642)	(4,402)
Provision for income taxes	31	37
Net loss	$(1,673)	$(4,439)
Net loss per share
Basic	$(0.02)	$(0.08)
Diluted	$(0.02)	$(0.08)
Weighted average shares
Basic	69,873	54,813
Diluted	69,873	54,813

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(1,673)	$(4,439)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss (gain) on disposal of assets and impairment of long-lived assets	(17)	636
Depreciation and amortization	1,102	1,016
Right-of-use assets amortization	475	507
Stock-based compensation	558	649
Interest expense from debt issuance costs	24	369
Changes in operating assets and liabilities:
Trade accounts receivable	971	2,616
Contract assets	(762)	(283)
Prepaid expenses and other current assets	(864)	117
Income tax receivable	74	60
Other assets	(2)	85
Accrued salaries and benefits	(2,541)	799
Accounts payable	67	458
Contract liabilities and other current liabilities	(1,815)	(114)
Estimated liability for appeals and disputes	281	3,359
Lease liabilities	(536)	(591)
Other liabilities	7	(422)
Net cash (used in) provided by operating activities	(4,651)	4,822
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(700)	(826)
Proceeds from sale of certain recovery contracts	—	—
Net cash used in investing activities	(700)	(826)
Cash flows from financing activities:
Repayment of notes payable	(125)	(863)
Debt issuance costs paid	(2)	—
Taxes paid related to net share settlement of stock awards	—	(23)
Proceeds from exercise of warrants	5,563	—
Net cash provided by (used in) financing activities	5,436	(886)
Net increase in cash, cash equivalents and restricted cash	85	3,110
Cash, cash equivalents and restricted cash at beginning of period	19,550	18,296
Cash, cash equivalents and restricted cash at end of period	$19,635	$21,406
Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$17,432	$19,203
Restricted cash	2,203	2,203
Total cash, cash equivalents and restricted cash at end of period	$19,635	$21,406
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$1	$432
Cash paid for interest	$176	$977

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Adjusted EBITDA:
Net income (loss)	$(1,673)	$(4,439)
Provision for income taxes	31	37
Interest expense (1)	155	1,346
Stock-based compensation	558	649
Depreciation and amortization	1,102	1,016
Impairment of long-lived assets	—	636
Severance expenses (4)	142	—
Non-core operating expenses (5)	4	511
Adjusted EBITDA	$319	$(244)

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Adjusted Net Income (Loss):
Net income (loss)	$(1,673)	$(4,439)
Stock-based compensation	558	649
Amortization of intangible assets (2)	—	59
Amortization of debt issuance costs (3)	24	369
Impairment of long-lived assets	—	636
Severance expenses (4)	142	—
Non-core operating expenses (5)	4	511
Tax adjustments (6)	(200)	(611)
Adjusted net income (loss)	$(1,145)	$(2,826)

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Adjusted Net Income (Loss) Per Diluted Share:
Net income (loss)	$(1,673)	$(4,439)
Plus: Adjustment items per reconciliation of adjusted net income (loss)	528	1,613
Adjusted net income (loss)	$(1,145)	$(2,826)
Adjusted net income (loss) per diluted share	$(0.02)	$(0.05)
Diluted average shares outstanding	69,873	54,813

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)
We are providing the following preliminary estimates of our financial results as follows:

	Three Months Ended	Nine Months Ending	Year Ended	Year Ending
	March 31, 2022	December 31, 2022	December 31, 2021	December 31, 2022
	Actual	Estimate	Actual	Estimate
Adjusted EBITDA:
Net income (loss)	$(1,673)	$ (3,827) to (5,827)	$(10,288)	$ (5,500) to (7,500)
Provision for income taxes	31	(381) to 719	62	(350) to 750
Interest expense (1)	155	845 to 1,345	11,313	1,000 to 1,500
Stock-based compensation	558	1,442 to 2,442	2,640	2,000 to 3,000
Depreciation and amortization	1,102	3,648 to 4,648	5,188	4,750 to 5,750
Impairment of long-lived assets	—	—	636	—
Severance expenses (4)	142	(42) to 358	2,160	100 to 500
Non-core operating expenses (5)	4	(4)	2,588	—
Gain on sale of certain recovery contracts (7)	—	—	(2,403)	—
Adjusted EBITDA	$319	$ 1,681 to 3,681	$11,896	$ 2,000 to 4,000

(1)Represents interest expense and amortization of debt issuance costs related to our Credit Agreement and Prior Credit Agreement.
(2)Represents amortization of intangibles related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004.
(3)Represents amortization of debt issuance costs related to our Credit Agreement and Prior Credit Agreement.
(4)Represents severance expenses incurred in connection with a reduction in force for our non-healthcare recovery services.
(5)Represents professional fees related to strategic corporate development activities.
(6)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.
(7)Represents gain on the sale of certain non-healthcare recovery contracts in 2021.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)
We are providing the following historical breakdown of the quarterly and annual revenue contributions under the new contribution breakdowns of our healthcare revenue results for the three months ended March 31, 2022, and for the years ended December 31, 2021 and 2020:

For the Three Months Ended
March 31, 2022
(in thousands)
Eligibility-based	$14,215
Claims-based	9,149
Healthcare Total	23,364
Recovery	118
Customer Care / Outsourced Services	3,601
Total	$27,083

	For the Three Months Ended				For the Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
	(in thousands)
Eligibility-based	$7,911	$11,577	$12,727	$16,061	$48,276
Claims-based	5,375	7,025	7,280	9,498	29,178
Healthcare Total	13,286	18,602	20,007	25,559	77,454
Recovery	14,491	11,091	5,490	2,333	33,405
Customer Care / Outsourced Services	3,613	3,149	3,085	3,687	13,534
Total	$31,390	$32,842	$28,582	$31,579	$124,393

	For the Three Months Ended				For the Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
	(in thousands)
Eligibility-based	$10,949	$11,292	$13,480	$14,126	$49,847
Claims-based	6,575	3,301	4,086	4,739	18,701
Healthcare Total	17,524	14,593	17,566	18,865	68,548
Recovery	24,265	16,167	15,443	17,521	73,396
Customer Care / Outsourced Services	4,099	3,025	3,219	3,650	13,993
Total	$45,888	$33,785	$36,228	$40,036	$155,937